UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2010

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2010, the Board of Directors of Argon ST, Inc. (the "Company") adopted Amended and Restated Bylaws. The Amended and Restated Bylaws reflect amendments that, among other things, (i) permit the Company to set different record dates for determining stockholders entitled to vote at any meeting and stockholders entitled to notice of the meeting, (ii) revise the advance notice procedures for stockholder proposals at an annual meeting to require additional information about the stockholder making the proposal, and (iii) revise the indemnification provisions applicable to directors and officers. The description of the amendments to the Bylaws set forth in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amended and Restated By-laws of Argon ST, Inc., as adopted on February 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

February 26, 2010	By:	/s/ Aaron N. Daniels

Name: Aaron N. Daniels
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-laws of Argon ST, Inc., as adopted on February 23, 2010.